Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

SIZMEK REPORTS THIRD QUARTER 2014 RESULTS

Core Business Grows 30%, Driven by Mobile, Video and Data Driven Products

Austin, Tx. — November 13, 2014 — Sizmek Inc. (NASDAQ: SZMK), a global open ad management company that delivers multiscreen campaigns, today reported financial results for the third quarter ended September 30, 2014.  Revenues for the three months ended September 30, 2014 increased 3% to $39.5 million compared to the same period of 2013.  The traditional rich media business declined 35%, offset by the remaining products core to the business that grew 30%. Core products include mobile, video, data driven products, services and all other non-rich media products.

“We are pleased to see our strategy to diversify the product mix to higher growth areas continues to gain traction, today representing 75% of our total business and growing at 30% for the quarter,” said Neil Nguyen, CEO and President.

Sizmek’s MDX platform continues to be the only independent global platform for agencies and advertisers looking to execute their digital campaigns, creating differentiation and high quality engagements across social, mobile, video and display in a unified technology suite.

Third quarter highlights include:

•                  Key strategic areas within our core business saw high growth:

•                  Mobile revenues grew 97% from the third quarter of 2013;

•                  Instream video revenues increased 90% from the third quarter of 2013;

•                  Data driven products, such as programmatic decisioning, viewability and verification, grew by 73%;

•                  Through September 30, 2014, Sizmek has received $73.7 million of cash related to its spin out as follows:

•                  At February 7, 2014, Sizmek received a $76.8 million contribution of cash and non-cash net assets related to the sale of the TV business of Digital Generation, Inc., the former parent of Sizmek.  The amount was comprised of $37.7 million of cash and $39.1 million of non-cash net assets.  As of September 30, 2014, the Company collected approximately $36.0 million of the non-cash net assets.

•                  Cash and cash equivalents increased from $22.6 million at December 31, 2013 to $91.2 million at September 30, 2014.

•                  We determined to take a non-cash impairment charge to our goodwill relating to our online business acquired three years ago in the amount of $98.2 million, resulting in a loss for the quarter of $3.34 per share.  Absent this charge our loss per share for the quarter would have been $0.10, as compared to a loss per share for the third quarter of 2013 of $0.06 per share.

2014 Business Outlook

For Full Year 2014, the Company provides the following updated outlook:

•                  Revenues for 2014 are expected to be between $168 million to $170 million.

•                  Adjusted EBITDA for 2014 is expected to be between $21 million to $23 million.

Share Repurchase Program

On August 5, 2014 Sizmek’s Board of Directors approved a $15 million share repurchase program.  The program allows the Company to repurchase its shares through open market purchases, privately negotiated transactions or otherwise, subject to market conditions, applicable legal requirements and other factors, including the conditions specified under any 10(b)5-1 plan. The Company intends to begin the repurchase program in the fourth quarter of 2014.   Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without notice.

Third Quarter 2014 Financial Results Webcast

The Company’s third quarter 2014 financial results conference call will be broadcast live on the Internet at 5 p.m. ET on November 13, 2014.  To access the conference call by telephone, interested parties may dial (877) 703-6108 and enter passcode 64998609. International callers may access the call by dialing (857) 244-7307. Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial (888) 286-8010 and enter passcode 58768589. International callers may access the replay by dialing (617) 801-6888. Participants can access the webcast at www.sizmek.com/investor-relations. For the webcast, please allow 15 minutes to register and download any necessary software. Following the call’s completion, a replay will also be available for 30 days on the Company’s website.

Basis of Presentation

Sizmek Inc. was formed in 2013 and operated as the online segment of DG until February 7, 2014. On February 7, 2014, pursuant to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Digital Generation, Inc. (DG), Extreme Reach, Inc., and a wholly-owned subsidiary of Extreme Reach, DG’s online business was spun off into Sizmek and the remainder of DG became a wholly-owned subsidiary of Extreme Rich. just prior to the merger. Accordingly, the accompanying financial statements reflect results up to February 7, 2014 on a carve-out basis and results subsequent to February 7, 2014 on a stand-alone basis.

The accompanying financial statements and schedules reflect the combined historical results of operations, financial position and cash flows of DG’s online business conducted through its online subsidiaries and an allocable portion of certain DG corporate expenses for periods up to February 7, 2014.  These combined financial statements include expense allocations for (1) certain corporate functions historically provided by DG, including, but not limited to, finance, audit, legal, information technology, human resources, communications, compliance, and shared services; and (2) employee benefits and incentives and (3) share-based compensation. These expenses have been allocated to Sizmek on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of combined revenues, headcount or other measures of the Company and DG. Sizmek considers the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefit received by the Company during the periods presented.   The allocations may not, however, reflect the full expense we would have incurred as an independent, publicly traded company for the periods presented. We benefited from sharing the corporate cost structure of DG rather than incurring such costs ourselves on a stand-alone basis.  For the nine months ended September 30, 2013, DG reported corporate overhead (excluding share-based compensation) of $18.7 million.  The amount of such corporate overhead that was allocated to Sizmek in these carve-out financial statements was $7.2 million, in accordance with the allocation principles for preparing carve-out financial statements. As a result, these carve-out financial statements include corporate overhead expenses which represent approximately 39% of DG’s total corporate overhead for the first nine months of 2013.  Actual costs that may have been incurred if we had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, what functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.  For comparison purposes, we have included a schedule reconciling the first nine months results reflected on a combined bases with pro forma amounts which include the increased corporate overhead expenses expected on a stand-alone basis.

The accompanying combined financial statements for periods up to February 7, 2014, include certain assets and liabilities that have historically been held at the DG corporate level but are specifically identifiable or otherwise allocable to us. The cash and cash equivalents held by DG at the corporate level are not specifically identifiable to the Company and therefore were not allocated to us for periods up to February 7, 2014. However, certain cash and working capital amounts that were associated with DG’s TV business were contributed to Sizmek on February 7, 2014.  DG’s third-party debt and the related interest expense have not been allocated to us for the periods presented up to February 7, 2014 as we were not the legal obligor of the debt and amounts outstanding were paid off as part of the transaction with Extreme Reach described above.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measure because non-GAAP financial measures are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the

Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across several channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects 14,000 advertisers and over 5,000 agencies to audiences, serving more than 1.5 trillion impressions a year.  Sizmek operates on the ground in 48 countries with a team of approximately 900 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates, outlook, guidance and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; continued or accelerating decline in our rich-media business; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$39,513	$38,228	$121,893	$113,564
Cost of revenues	14,201	13,122	43,379	38,971
Sales and marketing	13,836	12,304	42,209	40,075
Research and development	3,161	2,055	9,442	7,173
General and administrative	3,837	3,461	12,257	10,849
Operating expenses, excluding goodwill impairment, depreciation and amortization; share-based compensation; and merger, integration and other expenses	35,035	30,942	107,287	97,068

Adjusted EBITDA	4,478	7,286	14,606	16,496
Goodwill impairment	98,196	—	98,196	—
Depreciation and amortization	6,280	5,927	19,257	17,642
Share-based compensation	897	1,452	2,144	4,923
Merger, integration and other expenses (1)	221	1,286	12,796	3,394
Operating loss	(101,116)	(1,379)	(117,787)	(9,463)
Interest expense	—	29	—	39
Other, net	479	129	687	(65)
Interest expense and other, net	479	158	687	(26)
Loss before income taxes	(101,595)	(1,537)	(118,474)	(9,437)
Provision (benefit) for income taxes	(213)	251	(1,032)	1,542
Net loss	$(101,382)	$(1,788)	$(117,442)	$(10,979)

Basic and diluted loss per common share	$(3.34)	$(0.06)	$(3.86)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	30,399	30,399	30,399	30,399

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Unaudited Consolidated and Combined Balance Sheets

(In thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$91,229	$22,648
Accounts receivable (less allowances of $210 in 2014 and $776 in 2013)	42,387	47,362
Deferred income taxes	263	472
Restricted cash	1,627	1,725
Other current assets	5,322	6,817
Current assets of TV business	4,710	—
Total current assets	145,538	79,024
Property and equipment, net	31,916	26,002
Goodwill	40,154	134,086
Intangible assets, net	75,096	84,319
Deferred income taxes	964	329
Restricted cash	4,027	3,497
Other non-current assets	3,714	2,766
Total assets	$301,409	$330,023

Liabilities and Stockholders’ Equity or Business Capital
CURRENT LIABILITIES:
Accounts payable	$2,871	$3,625
Accrued liabilities	16,380	17,959
Deferred income taxes	94	94
Current liabilities of TV business	1,332	—
Total current liabilities	20,677	21,678
Deferred income taxes	7,751	8,324
Other non-current liabilities	6,526	6,885
Non-current liabilities of TV business	260	—
Total liabilities	35,214	36,887

STOCKHOLDERS’ EQUITY or BUSINESS CAPITAL:
Preferred stock	—	—
Common stock	30	—
Additional capital	370,686	—
Accumulated deficit	(104,449)	—
Parent company investment	—	292,454
Accumulated other comprehensive income (loss)	(72)	682
Total stockholders’ equity or business capital	266,195	293,136
Total liabilities and stockholders’ equity or business capital	$301,409	$330,023

Sizmek Inc.

Unaudited Consolidated and Combined Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(117,442)	$(10,979)
Adjustments to reconcile net loss to net cash provided by operating activities:
Goodwill impairment	98,196	—
Depreciation of property and equipment	7,484	5,884
Amortization of intangibles	11,773	11,758
Deferred income taxes	(1,040)	(500)
(Benefit) provision for accounts receivable (recoveries) losses	(134)	678
Share-based compensation	8,430	4,923
Other	(2,203)	(723)
Changes in operating assets and liabilities:
Accounts receivable	4,333	3,529
Other assets	1,092	602
Accounts payable and other liabilities	(1,370)	(4,493)
Deferred revenue	—	(14)
Net cash provided by operating activities	9,119	10,665

Cash flows from investing activities:
Purchases of property and equipment	(3,840)	(3,819)
Capitalized costs of developing software	(9,643)	(7,068)
Purchase of long-term investment	(975)	(175)
Proceeds from maturity of short-term investments	—	314
Acquisitions, net of cash acquired	(6,079)	—
Other	(842)	1,359
Net cash used in investing activities	(21,379)	(9,389)

Cash flows from financing activities:
Payments on seller financing and earnout	—	(2,531)
Payments of TV business liabilities	(9,431)	—
Proceeds from TV business assets	45,408	—
Net contributions from Parent	44,833	5,506
Net cash provided by financing activities	80,810	2,975

Effect of exchange rate changes on cash and cash equivalents	31	(209)
Net increase in cash and cash equivalents	68,581	4,042
Cash and cash equivalents at beginning of year	22,648	13,692

Cash and cash equivalents at end of period	$91,229	$17,734

Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$(1,272)	$(1,659)
Cash paid (received) for interest	$(340)	$(120)
Promissory notes issued to acquire businesses	$670	$—

Sizmek Inc.

Reconciliation of Adjusted EBITDA to Net Loss

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net loss	$(101,382)	$(1,788)	$(117,442)	$(10,979)
Goodwill impairment	98,196	—	98,196	—
Depreciation and amortization	6,280	5,927	19,257	17,642
Share-based compensation	897	1,452	2,144	4,923
Merger, integration and other expenses (1)	221	1,286	12,796	3,394
Interest expense and other, net	479	158	687	(26)
Provision (benefit) for income taxes	(213)	251	(1,032)	1,542
Adjusted EBITDA	$4,478	$7,286	$14,606	$16,496

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of Reported Adjusted EBITDA to Pro Forma Adjusted EBITDA

(In thousands)

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations (2)	Pro Forma Stand-alone
	Three Months Ended September 30, 2014
Revenues	$39,513	$—	$39,513
Cost of revenues	14,201	—	14,201
Sales and marketing	13,836	—	13,836
Research and development	3,161	—	3,161
General and administrative	3,837	—	3,837
Adjusted operating expenses (1)	35,035	—	35,035
Adjusted EBITDA	$4,478		$4,478

	Three Months Ended September 30, 2013
Revenues	$38,228	$—	$38,228
Cost of revenues	13,122	—	13,122
Sales and marketing	12,304	825	13,129
Research and development	2,055	104	2,159
General and administrative	3,461	1,115	4,576
Adjusted operating expenses (1)	30,942	2,044	32,986
Adjusted EBITDA	$7,286		$5,242

	As Reported per Attached Statement of Operations	Pro Forma Expense Allocations (2)	Pro Forma Stand-alone
	Nine Months Ended September 30, 2014
Revenues	$121,893	$—	$121,893
Cost of revenues	43,379	—	43,379
Sales and marketing	42,209	505	42,714
Research and development	9,442	31	9,473
General and administrative	12,257	759	13,016
Adjusted operating expenses (1)	107,287	1,295	108,582
Adjusted EBITDA	$14,606		$13,311

	Nine Months Ended September 30, 2013
Revenues	$113,564	$—	$113,564
Cost of revenues	38,971	—	38,971
Sales and marketing	40,075	2,092	42,167
Research and development	7,173	184	7,357
General and administrative	10,849	3,495	14,344
Adjusted operating expenses (1)	97,068	5,771	102,839
Adjusted EBITDA	$16,496		$10,725

(1) Adjusted operating expenses exclude goodwill impairment, depreciation and amortization; share-based compensation; and merger, integration and other expenses.

(2) Represents incremental expenses the Company expects it would have incurred had the Company’s spin-off from DG occurred at the beginning of each period presented. See “Basis of Presentation” in this press release for more information.

Sizmek Inc.

Supplemental Non-GAAP Disclosure

Reconciliation of 2014 Outlook for Adjusted EBITDA to Net Loss

For the Year Ending December 31, 2014

	2014
($ in millions, except per share amounts)	Low end of Range	High end of Range

Net loss	$(120.7)	$(115.7)
Plus:
Provision for income taxes	(0.5)	(1.5)
Other income and expense, net	—	—
Goodwill impairment	98.2	98.2
Depreciation and amortization	27.0	26.0
Share-based compensation	3.0	3.0
Merger, integration and other expenses (1)	14.0	13.0
Adjusted EBITDA	$21.0	$23.0

Net loss	$(120.7)	$(115.7)
Common shares outstanding, diluted	30	30
Diluted loss per share	$(4.02)	$(3.86)

(1) Includes approximately $6.3 million of non-cash costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG’s merger transaction with Extreme Reach and the spin-off of Sizmek.

Notes:

•                  Cash tax refunds are expected to be $0.5 million to $1.5M.

•                  Capital expenditures are expected to range from $17.5 million to $18.5 million including approximately $2 million associated with merger and integration activities.